Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CITIZENS FINANCIAL GROUP, INC.

Pursuant to the provisions of §242 and §245 of the

General Corporation Law of the State of Delaware

FIRST: The present name of the corporation is Citizens Financial Group, Inc. (the “Corporation”). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 1984 under the name Citizens Financial Group, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for (the “Certificate of Incorporation”).

THIRD: The Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of §228, 242 and 245 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate shall become effective as of April 23, 2020 (the “Effective Time”).

ARTICLE 1

NAME

Section 1.01. Name. The name of the corporation is Citizens Financial Group, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND AGENT

Section 2.01. Address and Name. The address of its registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3

PURPOSE AND POWERS

Section 3.01. Purpose and Powers. The purpose for which the Corporation is organized is to act as a bank holding company, to act as a savings and loan holding company, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

ARTICLE 4

CAPITAL STOCK

Section 4.01. Authorized Shares.

(a) Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,100,000,000, consisting of 1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 100,000,000 shares of Preferred Stock, par value $25.00 per share (the “Preferred Stock”).

(b) Preferred Stock. The Board of Directors is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any class or series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemptions, redemption prices and liquidation preferences with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

Section 4.02. Voting Rights. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to Delaware Law.

Except as otherwise required by law, holders of any class or series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designations relating to such series of Preferred Stock).

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Section 4.03. Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property of the Corporation or shares of stock of the Corporation, such dividends and other distributions may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine.

Section 4.04. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

Section 4.05. Preferred Stock Designations. Preferred Stock designations approved by the Board of Directors pursuant to Section 4.01(b) hereto as of the date of this Certificate of Incorporation are attached hereto as "5.500% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A" (attached as Exhibit A), "6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B" (attached as Exhibit B), "6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C" (attached as Exhibit C), “6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D” (attached as Exhibit D), and “5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E” (attached as Exhibit E).

ARTICLE 5

BYLAWS

Section 5.01. Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).

ARTICLE 6

BOARD OF DIRECTORS

Section 6.01. Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

Section 6.02. Number of Directors. The number of directors that shall constitute the Board of Directors shall, as of the Effective Time, consist of not less than five nor more than twenty-five persons. The exact number of directors that shall constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board of Directors.

Section 6.03. Election of Directors. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws so provide.

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Section 6.04. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until the next election of directors.

Section 6.05. Removal. Any director may be removed, with or without cause, by an affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Section 6.06. Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions adopted by the Board of Directors pursuant to Section 4.01 hereto, and such directors so elected shall not be subject to the provisions of this Article 6 unless otherwise provided therein.

ARTICLE 7

MEETINGS OF STOCKHOLDERS

Section 7.01. Annual Meetings. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.

Section 7.02. Special Meetings. Special meetings of the stockholders may be called by or at the direction of the chairman of the Board of Directors, the chief executive officer of the Corporation or the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors, or by the Secretary upon written request by record stockholders owning at least twenty five (25) percent of the voting power of all outstanding shares of common stock of the Corporation as determined pursuant to the Bylaws and who otherwise comply with such other requirements and procedures set forth in the Bylaws, as now or hereinafter in effect. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Section 4.01 hereto, special meetings of holders of such Preferred Stock.

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Section 7.03. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be effected only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, as amended from time to time, and this Article 7 and may not be taken by written consent of stockholders without a meeting. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Section 4.01 hereto, take action by written consent.

ARTICLE 8

INDEMNIFICATION

Section 8.01. Limited Liability. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law. Neither the amendment nor the repeal of this Article 8 shall eliminate or reduce the effect thereof in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment or repeal.

Section 8.02. Right to Indemnification.

(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article 8 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.

(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

Section 8.03. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

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Section 8.04. Nonexclusivity of Rights. The rights and authority conferred in this Article 8 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

Section 8.05. Preservation of Rights. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ARTICLE 9

SEVERABILITY

Section 9.01. Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

ARTICLE 10

FORUM

Section 10.01. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law or regulation, including the rules of any exchange on which the Company’s securities are listed, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware Law, this Certificate of Incorporation (as it may be amended or restated) or the Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 10.

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ARTICLE 11

AMENDMENTS

Section 11.01. Amendments. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Section 4.02 and Articles 6, 7, 8, and this Article 11 may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Section 4.02 and Articles 6, 7, 8, and this Article 11, unless such action is approved by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 23rd day of April, 2020.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
	Name:	Robin S. Elkowitz
	Title:	Executive Vice President, Deputy General Counsel and Secretary

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Exhibits to this Amended and Restated Certificate of Incorporation of Citizens Financial Group, Inc. effective as of April 23, 2020

EXHIBIT A: Preferred Stock Series A - Certificate of Designations

EXHIBIT B: Preferred Stock Series B - Certificate of Designations

EXHIBIT C: Preferred Stock Series C - Certificate of Designations

EXHIBIT D: Preferred Stock Series D - Certificate of Designations

EXHIBIT E: Preferred Stock Series E - Certificate of Designations

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Exhibit A

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF

THE 5.500% FIXED-TO-FLOATING NON-CUMULATIVE PERPETUAL

PREFERRED STOCK,

SERIES A

(Liquidation Preference $1,000 per share)

OF

CITIZENS FINANCIAL GROUP, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Citizens Financial Group, Inc., a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of a duly authorized committee of the Board of Directors of the Corporation adopted on March 31, 2015, the creation of 5.500% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A, par value $25.00 per share, liquidation preference $1,000 per share (“Series A”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series A, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “5.500% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A.” Each share of Series A shall be identical in all respects to every other share of Series A, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series A shall be 250,000. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series A by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series A:

(a) “Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. “Affiliated” and “Affiliation” shall have correlative meanings.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(d) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series A is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(f) “Certificate of Designation” means this Certificate of Designation relating to the Series A, as it may be amended or supplemented from time to time.

(g) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(h) “Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

(i) “Code” has the meaning set forth in Section 8(c).

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(k) “Definitive Series A Certificate” means one or more certificates representing shares of Series A registered in the name of the Holder thereof and issued in accordance with Section 9, except that any such Definitive Series A Certificate shall not bear the Global Certificate Legend and shall not have a schedule of increases or decreases.

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(l) “Dividend Payment Date” means either a Fixed Rate Dividend Payment Date or a Floating Rate Dividend Payment Date, as the case may be.

(m) “Dividend Period” means either a Fixed Rate Dividend Period or a Floating Rate Dividend Period, as the case may be.

(n) “Dividend Record Date” has the meaning set forth in Section 4(a).

(o) “DTC” has the meaning set forth in Section 6(c).

(p) “ERISA” has the meaning set forth in Section 8(c).

(q) “Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

(t) “Fixed Rate Dividend Payment Date” means April 6 and October 6 of each year, commencing on October 6, 2015 and ending on April 6, 2020, subject to adjustment as described in Section 4(a). For the avoidance of doubt, the first Fixed Rate Dividend Payment Date shall be October 6, 2015.

(u) “Floating Rate Dividend Payment Date” means January 6, April 6, July 6 and October 6 of each year, commencing on July 6, 2020, subject to adjustment as described in Section 4(a). For the avoidance of doubt, the first Floating Rate Dividend Payment Date shall be July 6, 2020.

(v) “Fixed Rate Dividend Period” means the period beginning on, and including, the Original Issue Date and ending on, but excluding, the next Fixed Rate Dividend Payment Date thereafter (or any earlier redemption date on which the Series A are to be redeemed in full (pursuant to Section 6 hereof)) and each successive period beginning on, and including, a Fixed Rate Dividend Payment Date and ending on, but excluding, the next Fixed Rate Dividend Payment Date (or any earlier redemption date on which the Series A are to be redeemed in full (pursuant to Section 6 hereof), except that (i) the initial Fixed Rate Dividend Period for any share of Series A issued on the Original Issue Date will commence on and include the Original Issue Date and will end on and exclude the October 6, 2015 Fixed Rate Dividend Payment Date, and (ii) for any share of Series A issued after the Original Issue Date, the

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initial Fixed Rate Dividend Period for such shares may commence on and include the Original Issue Date or such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and shall end on and exclude the next Fixed Rate Dividend Payment Date, and the Company shall disclose such initial Fixed Rate Dividend Period to the holders of shares of Series A then outstanding.

(w) “Floating Rate Dividend Period” means the period beginning on, and including, April 6, 2020 and ending on, but excluding, the next Floating Rate Dividend Payment Date thereafter (or any earlier redemption date on which the Series A are to be redeemed in full (pursuant to Section 6 hereof)) and each successive period beginning on, and including, a Floating Rate Dividend Payment Date and ending on, but excluding, the next Floating Rate Dividend Payment Date (or any earlier redemption date on which the Series A are to be redeemed in full (pursuant to Section 6 hereof), except that for any share of Series A issued after the Original Issue Date, the initial Floating Rate Dividend Period for such shares may commence on and include the Original Issue Date or such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and shall end on and exclude the next Floating Rate Dividend Payment Date, and the Company shall disclose such initial Floating Rate Dividend Period to the holders of shares of Series A then outstanding.

(x) “Global Certificates” means one or more global certificates representing shares of Series A registered in the name of the Holder thereof that bears the Global Certificate Legend.

(y) “Global Certificate Legend” means the global certificate legend set forth in Annex II hereto, which is required to be placed on all Global Certificates issued under this Certificate of Designation.

(z) “Holder” means the Person in whose name a certificate is registered on the Transfer Agent’s books and records.

(aa) “Initial Purchasers” means the initial purchasers of the shares of Series A on the Original Issue Date pursuant to the purchase agreement, dated as of March 31, 2015, among the Corporation and Morgan Stanley & Co. LLC, RBS Securities Inc., J.P. Morgan Securities LLC and Goldman, Sachs & Co.

(bb) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series A as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Junior Stock includes the Common Stock.

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(cc) “LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Floating Rate Dividend Period.

(dd) “Liquidation Preference” has the meaning set forth in Section 5(b).

(ee) “London Banking Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(ff) “Nonpayment” has the meaning set forth in Section 7(b).

(gg) “Original Issue Date” means April 6, 2015.

(hh) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series A in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(ii) “Person” means any natural person, joint venture, general or limited partnership, corporation, limited liability company, trust, firm, association or organization or other legal entity.

(jj) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A.

(kk) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(ll) “QIB” has the meaning set forth in Section 8(a)(2)(ii).

(mm) “Regulation S” means Regulation S under the Securities Act.

(nn) “Regulation S Global Certificate” has the meaning set forth in Section 9(b).

(oo) “Regulation S Shares” has the meaning set forth in Section 9(b).

(pp) “Regulatory Capital Treatment Event” has the meaning set forth in Section 6(a).

(qq) “Resale Restriction Termination Date” has the meaning set forth in Section 9(f).

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(rr) “Restricted Period” means the period beginning on the Original Issue Date and ending 40 days after such date.

(ss) “Reuters” means Reuters 3000 Xtra Service or any successor service.

(tt) “Rule 144A” has the meaning set forth in Section 8(a)(2)(ii).

(uu) “Rule 144A Global Certificate” has the meaning set forth in Section 9(a).

(vv) “Rule 144A Shares” has the meaning set forth in Section 9(a).

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Series A Stock Certificate” means one or more certificates evidencing ownership of a share or shares of Series A, which will exclusively be in the form of one or more Global Certificates as of the Original Issue Date and may be represented by Definitive Series A Certificates only as provided in Section 9.

(yy) “Similar Law” has the meaning set forth in Section 8(c).

(zz) “Three-Month LIBOR” means, with respect to any Floating Rate Dividend Period, Three-Month LIBOR as determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i) the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Reuters screen page “LIBOR01”, or any successor page, at approximately 11:00 a.m., London time, on that LIBOR Determination Date.

(ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the Calculation Agent as directed by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that

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market at that time. If at least two quotations are provided, LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, by three major banks in New York City, selected by the Calculation Agent as directed by the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that LIBOR Determination Date will be the same as LIBOR for the immediately preceding Floating Rate Dividend Period, or, if there was no such Floating Rate Dividend Period, the dividend payable will be based on the initial dividend rate.

(aaa) “Transfer” means directly or indirectly (whether by merger, operation of law or otherwise) to sell, transfer, assign or otherwise dispose of any direct or indirect economic, voting or other rights in or to shares of the Series A, including by means of the Transfer of an interest in a Person that directly or indirectly holds such shares. “Transferee”, “Transferor”, “Transferred” and “Transferring” shall have correlative meanings.

(bbb) “Transfer Agent” means the transfer agent with respect to the Series A, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.

(ccc) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series A as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series A and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

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4. Dividends.

(a) Rate. Holders of Series A will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the Original Issue Date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, in arrears on each Dividend Payment Date, commencing on October 6, 2015. Dividends will accrue on the liquidation preference amount of $1,000 per share (i) during each Fixed Rate Dividend Period, from the Original Issue Date to, but excluding, April 6, 2020 or any earlier applicable redemption date on which the Series A are to be redeemed in full (pursuant to Section 6 hereof), at a rate per annum equal to 5.500%, computed on the basis of a 360-day year comprised of twelve 30-day months, and (ii) during each Floating Rate Dividend Period, from, and including, April 6, 2020 to, but excluding, any applicable redemption date on which the Series A are to be redeemed in full (pursuant to Section 6 hereof), at a rate equal to Three-Month LIBOR for that Floating Rate Dividend Period plus 3.960%, computed on the basis of a 360-day year and the actual number of days elapsed. Dividends for the initial Dividend Period for shares of Series A issued on the Original Issue Date will be calculated from the Original Issue Date. If any scheduled Dividend Payment Date up to and including the April 6, 2020 scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends will accrue as a result of that postponement. If any scheduled Dividend Payment Date thereafter is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day, and, in either case, dividends will accrue to, but excluding, the date dividends are paid. In the event that the Corporation issues additional shares of Series A after the Original Issue Date, dividends on such shares may accrue from the Original Issue Date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series A on any Dividend Payment Date will be payable to Holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

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Holders of Series A shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series A will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series A payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series A are declared for any future Dividend Period.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Floating Rate Dividend Period, will be on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

(b) Priority of Dividends. The Series A will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series A, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series A (issued with the requisite consent of the Holders of the Series A, if required) and (iii) equally with each other class or series of Preferred Stock the Corporation may issue that is not expressly stated to be senior or junior to the Series A, in each case with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

So long as any share of Series A remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series A has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

•

repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

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•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

•

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of any affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or duly provided for) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series A and any shares of Parity Stock, all dividends declared on the Series A and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any stock ranking, as to dividends, equally with or junior to the Series A, from time to time out of any funds legally available for such payment, and the Series A shall not be entitled to participate in any such dividends.

(c) Restrictions on the Payment of Dividends. Dividends on the Series A will not be declared, paid or set aside for payment if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) applicable to the Corporation.

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5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, Holders of Series A shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities to creditors, if any, of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series A in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series A as to such distribution, a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series A will not be entitled to any other amounts from the Corporation after they have received their full Liquidation Preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all Holders of Series A and all holders of any stock of the Corporation ranking equally with the Series A as to such distribution, the amounts paid to the Holders of Series A and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the Holders of Series A and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series A and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series A will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 5 and will have no right or claim to any of the Corporation’s remaining assets.

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(c) Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Series A and any other shares of the Corporation’s stock ranking equally as to the Liquidation Preference, the holders of other stock of the Corporation ranking junior as to the Liquidation Preference shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the Holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption. The Corporation may, at its option, redeem the Series A (i) in whole or in part, from time to time, on any Dividend Payment Date on or after April 6, 2020 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in each case upon notice given as provided in Section 6(c) below, at a redemption price equal to $1,000 per share, together with (except as otherwise provided herein below) any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. The redemption price for any shares of Series A shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the Holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or clarification of or change in (including any announced prospective amendment to, clarification of or change in), the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after March 31, 2015, (ii) any proposed change in those laws or regulations that is announced or that becomes effective after March 31, 2015, or (iii) any official administrative decision or judicial decision or administrative action or other official

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pronouncement interpreting or applying those laws or regulations or policies that is announced or that becomes effective after March 31, 2015, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $1,000 per share of Series A then outstanding as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series A is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) No Sinking Fund. The Series A will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A will have no right to require the redemption or repurchase of any shares of Series A.

(c) Notice of Redemption. Notice of every redemption of shares of Series A shall be given by first class mail, postage prepaid, addressed to the Holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Notwithstanding the foregoing, if the shares of Series A are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the Holders of Series A at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series A to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Notwithstanding the foregoing, if the shares of Series A are issued in book-entry form through DTC or any other similar facility, the shares of Series A to be redeemed shall be selected in accordance with the procedures of such facility.

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Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of any shares of Series A so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

7. Voting Rights.

(a) General. The Holders of Series A shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series A, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of three semi-annual or six quarterly dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the Holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the

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number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the Holders of record of at least 20% of the Series A or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series A or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 11 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series A and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least two consecutive semi-annual or four consecutive quarterly dividend periods following the Nonpayment.

If and when dividends for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series A and any other class or series of Voting Preferred Stock, the Holders of the Series A and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the Holders of record of a majority of the outstanding shares of the Series A together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such Holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the Holders of record of a majority of the outstanding shares of Series A and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities

15

may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the Holders of record of at least 20% of the Series A or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the Holders of at least two-thirds of the shares of Series A and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series A with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series A. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series A, taken as a whole;

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provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series A or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series A with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the Holders of outstanding shares of Series A.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of Voting Preferred Stock (including the Series A for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.

(d) Changes for Clarification. Without the consent of the Holders of the Series A, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A, the Corporation may amend, alter, supplement or repeal any terms of the Series A:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series A that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the Holders of Series A shall be required pursuant to Section (b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

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(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A is listed or traded at the time. Whether the vote or consent of the Holders of a plurality, majority or other portion of the shares of Series A and any Voting Preferred Stock has been cast or given on any matter on which the Holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

8. Transfer Restrictions.

(a) (1) In the case of Rule 144A Shares, prior to the date which is one year after the later of the Original Issue Date and the last date on which the Corporation or any Affiliate of the Corporation was the owner of such shares or a beneficial interest in a Series A Certificate representing such shares and (2) in the case of Regulation S Shares, 40 days after the Original Issue Date, no Holder or beneficial owner of Series A may Transfer any shares of Series A owned by it except:

(i) pursuant to an effective registration statement under the Securities Act;

(ii) for so long as the shares are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a Person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A (“QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A;

(iii) pursuant to an offer, sale or other transfer to non-U.S. Persons that occur outside the United States within the meaning of Regulation S;

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(iv) pursuant to another available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; or

(v) to the Corporation or any of its Affiliates,

subject to the Corporation’s and the Transfer Agent’s right prior to any offer, sale or other transfer pursuant to clause (iii) or clause (iv) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(b)

(i) Series A Stock Certificates representing Rule 144A Shares shall bear the applicable restrictive legend set forth in Annex I hereto until such legend is removed by the Corporation in accordance with the procedures set forth in Section 9(f).

(ii) Series A Stock Certificates representing Regulation S Shares shall bear the applicable restrictive legend set forth in Annex I hereto until the end of the Restricted Period, at which time all Regulation S Shares shall be freely tradeable by non-Affiliates in accordance with Section 9(g).

(c) Each Transferee of shares of Series A will be deemed to have represented and agreed that either (i) the Transferee is not acquiring or holding such share of Series A or interest therein with the assets of (A) an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Part 4 of Subtitle B of Title I of ERISA, (B) a “plan” as defined in and subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (C) any entity whose underlying assets are deemed under ERISA to include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity, or (D) a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or non-U.S. plan (as described in Section 4(b)(4) of ERISA) that is subject to any U.S. federal, state or local laws or non-U.S. laws that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”); or (ii) the acquisition, holding and disposition of such share of Series A or interest therein by the purchaser will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Laws.

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9. Global Certificates for Stock; Transfer and Exchange.

(a) Shares of Series A offered and sold in their initial distribution in reliance on Rule 144A (the “Rule 144A Shares”) shall be issued in the form of one or more permanent Global Certificates, including the legend set forth in Annex I hereto (the “Rule 144A Global Certificate”), authenticated by the Transfer Agent. The Rule 144A Global Certificate will be deposited upon issuance with, or on behalf of, the Transfer Agent as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, for credit to the respective accounts of the beneficial owners of the Series A represented thereby (or to such other accounts as they may direct). The number of shares of Series A represented by the Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent, as custodian for DTC or its nominee, as hereinafter provided.

(b) Shares of Series A offered and sold in their initial distribution outside the United States of America in reliance on Regulations S (the “Regulation S Shares”) shall be issued in the form of one or more permanent Global Certificates, including the legend set forth in Annex I hereto (the “Regulation S Global Certificate”), authenticated by the Transfer Agent. The Regulation S Global Certificate will be deposited upon issuance with, or on behalf of, the Transfer Agent as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, for credit to the respective accounts of the beneficial owners of the Series A represented thereby (or to such other accounts as they may direct). The number of shares of Series A represented by the Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent, as custodian for DTC or its nominee, as hereinafter provided.

(c) A Holder may Transfer shares of Series A to another Person or exchange a Series A Certificate for another Series A Certificate by presenting to the Transfer Agent a written request therefor stating the name of the proposed Transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by the Transfer Agent, except that any Transfers or exchanges between the Rule 144A Global Certificate and the Regulation S Global Certificate, or vice versa, shall be made as set forth in Section 9(e) or Section 9(g), as applicable. The Transfer Agent will promptly register any Transfer or exchange that meets the applicable requirements by noting the same in the register maintained by the Transfer Agent for the purpose, and no Transfer or exchange will be effective until it is registered in such register. The Transfer or exchange of any Series A Certificate (or a beneficial interest therein) may only be made in accordance with applicable law and this Certificate of Designation, as applicable, and, in the case of a Global Certificate (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Transfer Agent shall refuse to register any requested transfer or exchange that does not comply with this Certificate of Designation. A Global Certificate may not be Transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

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(d) The Transfer and exchange of beneficial interests in Global Certificates shall be effected through DTC, in accordance with this Certificate of Designations (including restrictions on transfer set forth in Section 8, as applicable) and the procedures of DTC therefor. A transferor of a beneficial interest in a Global Certificate shall deliver a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC to be credited with a beneficial interest in such Global Certificate or another Global Certificate and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Certificate and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Certificate being Transferred.

(e) A registration of Transfer or exchange of beneficial interests in a Regulation S Global Certificate for beneficial interests in the Rule 144A Global Certificate prior to the Resale Restriction Termination Date shall be made upon the receipt by the Transfer Agent or its agent of a certificate substantially in the form set forth in Annex IV hereto from the proposed Transferee.

(f) Promptly following the one year anniversary of the Original Issue Date, the Corporation shall (i) if Rule 144A Shares are represented by one or more Rule 144A Global Certificates, comply with any applicable DTC procedures for delegending or otherwise exchanging any such Global Certificate for a Global Certificate not bearing the restrictive legend set forth in Annex I hereto and changing the restricted CUSIP number for an unrestricted CUSIP number (including DTC’s mandatory exchange process, if applicable), and (ii) if Rule 144A Shares are represented by Definitive Series A Certificates, (1) instruct the Transfer Agent to cancel any such Definitive Series A Certificates and (2) issue to the Holder thereof (or its Transferee) a new Definitive Series A Certificate representing the same number of shares of Series A, registered in the name of the Holder thereof (or its Transferee), that does not bear the legend set forth on Annex I, if, in the case of both (i) and (ii), the Corporation determines in its sole discretion (upon the advice of counsel and such other certifications and evidence as the Corporation may reasonably require) that Rule 144A Shares are eligible for resale by non-Affiliates of the Corporation pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy certain conditions to ensure that Transfers thereof are effected in compliance with the Securities Act (the date on which the Corporation makes such a determination in the affirmative, the “Resale Restriction Termination Date”).

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(g) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Certificate may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership of interests in the Regulation S Global Certificate may only be sold, pledged or otherwise Transferred through Euroclear or Clearstream in accordance with the rules and procedures of Euroclear and Clearstream, to the extent applicable to such transaction and as in effect from time to time. Transfers by an owner of a beneficial interest in the Rule 144A Global Certificate to a Transferee who takes delivery of such interest through the Regulation S Global Certificate before the Resale Restriction Termination Date, shall be made only upon receipt by the Transfer Agent of a certification in the form provided in Annex III hereto, and such interest Transferred shall be held immediately thereafter through Euroclear or Clearstream. Regulation S Shares shall be freely tradable by non-Affiliates of the Corporation after the Restricted Period ends. Following the Resale Restriction Termination Date, if the Regulation S Shares are represented by one or more Regulation S Global Certificates, the Corporation shall follow applicable DTC procedures to change the CUSIP number for the Regulation S Shares to the unrestricted CUSIP number applicable to the Rule 144A Shares at that time, if such DTC procedures exist at such time.

(h)

(i) Except as provided below, owners of beneficial interests in Global Certificates will not be entitled to receive Definitive Series A Certificates. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Series A Certificates in exchange for their beneficial interests in a Global Certificate upon written request in accordance with DTC’s and the Transfer Agent’s procedures. In addition, Definitive Series A Certificates shall be Transferred to all beneficial owners in exchange for their beneficial interests in a Global Certificate if (A) DTC notifies the Corporation that it is unwilling or unable to continue as depositary for such Global Certificate or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Corporation within 90 days of such notice or (B) the Corporation in its sole discretion executes and delivers to the Transfer Agent an officer’s certificate stating that such Global Certificate shall be so exchangeable. In the event of the occurrence of any of the events specified in the preceding two sentences, the Corporation shall promptly make available to the Transfer Agent a reasonable supply of Definitive Series A Certificates.

22

(ii) Any Definitive Series A Certificate delivered in exchange for an interest in a Global Certificate pursuant to this Section 9(h) shall, (A) bear the appropriate legend set forth in Annex I, (1) in the case of Rule 144A Shares, if a Definitive Series A Certificate will be issued before the Resale Restriction Termination Date and (2) in the case of Regulation S Shares, if a Definitive Series A Certificate will be issued before the last date of the Restricted Period, and be registered in the name of the Holder of the Definitive Series A Certificate.

(iii) If a Definitive Series A Certificate is Transferred or exchanged for a beneficial interest in a Global Certificate, the Transfer Agent will (x) cancel such Definitive Series A Certificate, (y) record an increase in the number of shares of Series A represented by such Global Certificate equal to the number of shares of Series A of such Transfer or exchange and (z) in the event that such Transfer or exchange involves less than the entire number of shares represented by the canceled Definitive Series A Certificate, the Corporation shall execute, and the Transfer Agent shall, upon written request of the Corporation, authenticate and make available for delivery, to the Transferring Holder a new Definitive Series A Certificate representing the shares of Series A not so Transferred.

(iv) If a Definitive Series A Certificate is Transferred or exchanged for another Definitive Series A Certificate, (x) the Transfer Agent will cancel the Definitive Series A Certificate being Transferred or exchanged, (y) the Corporation shall execute, and the Transfer Agent shall authenticate and make available for delivery, one or more new Definitive Series A Certificates representing the number of shares of Series A of such Transfer or exchange to the Transferee (in the case of a Transfer) or the Holder of the canceled Definitive Series A Certificate (in the case of an exchange), registered in the name of such Transferee or Holder, as applicable, and (z) if such Transfer or exchange involves less than the entire number of shares represented by the canceled Definitive Series A Certificate, the Corporation shall execute, and the Transfer Agent shall, upon written request of the Corporation, authenticate and make available for delivery to the Holder thereof, one or more Definitive Series A Certificates representing the number of shares of Series A equal to the untransferred or unexchanged shares of Series A represented by the canceled Definitive Series A Certificates, registered in the name of the Holder thereof.

23

(v) Prior to the Resale Restriction Termination Date, a registration of Transfer or exchange of beneficial interests in Definitive Series A Certificates representing Rule 144A Shares to a QIB shall be made upon the representation of the Transferee in the form as set forth on the applicable Series A Stock Certificate that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Corporation as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the Transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

10. Reports. For so long as shares of Series A offered in reliance on the exemptions provided by Rule 144A remain outstanding and during any period when the Corporation is neither subject to Section 13(a) or Section 15(d) of the Exchange Act, the Corporation will furnish to Holders of and prospective investors in such shares of Series A, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the relevant shares of Series A are not freely transferable under the Securities Act by Persons who are not “affiliates” under the Securities Act. The Corporation will be entitled to require certification as to a Person’s bona fide status as a Holder of or prospective investor in the relevant shares of Series A, as applicable, prior to distributing to such Person the information to be provided by the Corporation.

11. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series A may deem and treat the Holder of record of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

12. Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

13. No Preemptive Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

24

14. Other Rights. The shares of Series A shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

25

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Associate General Counsel and Secretary, this 2nd day of April, 2015.

CITIZENS FINANCIAL GROUP, INC.

By	/s/ Robin S. Elkowitz
	Name:	Robin S. Elkowitz
	Title:	Executive Vice President,
Deputy General Counsel and
Secretary

ANNEX I

Restrictive Legend

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY BENEFICIAL INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A CERTIFICATE: ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITY OR THE RELEVANT BENEFICIAL INTEREST THEREIN (OR ANY PREDECESSOR THERETO)], [IN THE CASE OF REGULATION S CERTIFICATE: 40 DAYS AFTER THE DATE OF ORIGINAL ISSUE OF THIS SECURITY], ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN OFFER, SALE OR OTHER TRANSFER TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) TO THE COMPANY OR ANY OF ITS AFFILIATES, SUBJECT TO THE CORPORATION’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

IN ADDITION, THE HOLDER OF THIS SECURITY UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE CERTIFICATE OF DESIGNATION, AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING.

ANNEX II

Global Certificate Legend

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

28

ANNEX III

Regulation S Certificate

[Date]

Citizens Financial Group, Inc. (the “Company”)

c/o	Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: [•]

Fax: [•]

Re:	[•]% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A, Liquidation Preference $1,000 Per Share (the “Shares”)

Ladies and Gentlemen:

In connection with our proposed sale of Shares, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Shares was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are] [are not] an Affiliate of the Company and, to our knowledge, the transferee of the Shares [is] [is not] an Affiliate of the Company.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

29

ANNEX IV

Rule 144A Certificate

Citizens Financial Group, Inc. (the “Company”)

To:	Computershare Trust Company, N.A., as Transfer Agent (the “Transfer Agent”)

250 Royall Street

Canton, MA 02021

Attention: [•]

Fax: [•]

Re:	[•]% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series A, Liquidation Preference $1,000 Per Share (the “Shares”)

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $_____ Shares.

☐ B.	Our proposed exchange of $_____ Shares for an equal amount of Shares to be held by us.

We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Shares to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate, we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

We also hereby certify that we are not an Affiliate of the Company and, to our knowledge, the transferee of the Shares is not an Affiliate of the Company

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR
OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

30

Exhibit B

CERTIFICATE OF DESIGNATIONS

OF

6.000% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL

PREFERRED STOCK, SERIES B

OF

CITIZENS FINANCIAL GROUP, INC.

Pursuant to Section 151 of the

Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

In accordance with the resolutions of the Board of Directors of the Corporation (the “Board of Directors”), adopted at a meeting duly called and held on April 26, 2018 the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, a Pricing Committee of the Board of Directors, at a meeting duly called and held on May 21, 2018, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B”:

“RESOLVED, that pursuant to the resolutions of the Board of Directors adopted at a meeting duly called and held on April 26, 2018, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Pricing Committee hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is “6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B” (“Series B”). Each share of Series B shall be identical in all respects to every other share of Series B, except that shares of Series B issued after May 24, 2018 (the “Original Issue Date”) may only be issued on a Dividend Payment Date and only if they are fungible with the shares of Series B issued on the Original Issue Date for tax purposes, and shall accrue dividends from the date they are issued.

Section 2. Number of Authorized Shares. The number of authorized shares of Series B shall initially be 300,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series B then outstanding) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series B.

Section 3. Definitions. As used herein with respect to Series B:

(a) “Adjustments” has the meaning set forth in the definition of “Three-Month LIBOR.”

(b) “Alternative Rate” has the meaning set forth in the definition of “Three-Month LIBOR.”

(c) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.

(d) “Bloomberg BBAM1” has the meaning set forth in the definition of “Three-Month LIBOR.”

(e) “Board of Directors” has the meaning set forth in the Preamble.

(f) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(g) “Calculation Agent” means, at any time, the person or entity (which may be the Corporation or an affiliate of the Corporation) appointed by the Corporation and serving as calculation agent with respect to the Series B at such time (including any successor to such person or entity). The Bank of New York Mellon will be the calculation agent for the Series B as of the Original Issue Date.

(h) “Certificate of Designations” means this Certificate of Designations relating to the Series B, as it may be amended or supplemented from time to time.

(i) “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations..

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(k) “Corporation” has the meaning set forth in the Preamble.

(l) “Dividend Determination Date” means, with respect to a Dividend Period during the Floating Rate Period, the second London Banking Day prior to the beginning of such Dividend Period.

(m) “Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series B in the payment of current dividends, including the Series A.

(n) “Dividend Payment Date” has the meaning set forth in Section 4(a).

(o) “Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series B) and continuing to but not including the next succeeding Dividend Payment Date.

(p) “Fixed Rate Period” means the period commencing on and including the Original Issue Date and continuing to, but excluding, the Dividend Payment Date on July 6, 2023.

(q) “Floating Rate Period” means the period commencing on and including the Dividend Payment Date on July 6, 2023 and continuing to, but excluding, the first date, if any, as of which all shares of Series B have been redeemed.

(r) “Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series B in the payment of dividends or in the distribution of assets on liquidation, dissolution or winding up of the Corporation.

(s) “Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).

(t) “Liquidation Preference” has the meaning set forth in Section 5.

(u) “Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series B in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series A.

(v) “London Banking Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

(w) “Nonpayment” has the meaning set forth in Section 7(b).

(x) “Original Issue Date” has the meaning set forth in Section 1.

(y) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(z) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series B, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series B, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series B, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series B then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series B is outstanding.

(aa) “Series A” means the Corporation’s 5.500% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A.

(bb) “Series B” has the meaning set forth in Section 1.

(cc) “Stated Amount” means, in respect of Series B, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).

(dd) “Three-Month LIBOR” means, for each Dividend Determination Date related to the Floating Rate Period, the rate determined by the Calculation Agent as follows:

(i) The rate for deposits in U.S. dollars having an index maturity of three months as such rate is displayed on Bloomberg on page BBAM1 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars) (“Bloomberg BBAM1”) as of 11:00 a.m., London time, on such Dividend Determination Date. If no such rate so appears, three-month LIBOR on such Dividend Determination Date will be determined in accordance with provision described in clause (ii) or (iii) below.

(ii) With respect to a Dividend Determination Date on which no rate is displayed on Bloomberg BBAM1 as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters for the offering of the Series B) in the London interbank market, as selected by the Corporation, and identified to the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having an index maturity of three months, commencing on the first day of the related Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Dividend Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in New York City, on such Dividend Determination Date by three major banks (which may include affiliates of the underwriters for the offering of the Series B) in New York City selected by the Corporation, and identified to the Calculation Agent, for loans in U.S. dollars to leading European banks, having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Corporation are not quoting as mentioned in this sentence, but Three-Month LIBOR has not been determined to have been permanently discontinued as provided in clause (iii) below, Three-Month LIBOR determined as of a Dividend Determination Date shall be three-month LIBOR in effect on such Dividend Determination Date or, in the case of the first Dividend Period in the Floating Rate Period, the most recent Three-Month LIBOR that can be determined.

(iii) Notwithstanding clauses (i) and (ii) above, if the Corporation or the Calculation Agent, in consultation with the Corporation, determines that Three-Month LIBOR has been permanently discontinued, the Calculation Agent will be directed to use, as a substitute for Three-Month LIBOR and for each future Dividend Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice (the “Alternative Rate”). As part of such substitution, the Calculation Agent will, after consultation with and direction from the Corporation, make such adjustments (“Adjustments”) to the alternative rate or the spread thereon, as well as the business day convention, Dividend Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such alternative rate for dividend rates on preferred stock such as the Series B. Notwithstanding the foregoing, if the Calculation Agent determines, following consultation with and direction from the Corporation, that there is no clear market consensus as to whether any rate has replaced Three-Month LIBOR in customary market usage, the Corporation will appoint, in its sole discretion, a new Calculation Agent, who may be the Corporation or its affiliate, to replace the then-current Calculation Agent, solely in its role as Calculation Agent in respect of the Series B, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on the Corporation, the Transfer Agent, the registrar and the holders. If, however, such new Calculation Agent determines that Three-Month LIBOR has been discontinued, but for any reason an Alternative Rate cannot be determined, Three-Month LIBOR will be equal to such rate on the Dividend Determination Date when Three-Month LIBOR was last available on the Bloomberg BBAM1 page, as determined by such new Calculation Agent.

The establishment of Three-Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

(ee) “Transfer Agent” means the transfer agent with respect to the Series B, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.

(ff) “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series B as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series A. Whether a plurality, majority or other portion of the shares of Series B and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.

Section 4. Dividends.

(a) Rate. Holders of Series B shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, non-cumulative cash dividends as follows:

(i) for each Dividend Period during the Fixed Rate Period, at an annual rate of 6.000% of the Stated Amount per share, payable semi-annually in arrears on January 6 and July 6 each year, beginning on January 6, 2019 and ending on July 6, 2023; and

(ii) for each Dividend Period during the Floating Rate Period, at an annual rate equal to Three-Month LIBOR for such Dividend Period plus a spread of 3.003% applied to the Stated Amount per share, payable quarterly in arrears on January 6, April 6, July 6 and October 6 of each year, beginning on October 6, 2023.

Each date on which dividends are payable pursuant to the foregoing clauses (i) and (ii), subject to adjustment as provided below, is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series B.

(b) Business Day Convention. If a day on or before the July 6, 2023 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series B, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series B). If a day after July 6, 2023 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the shares of Series B, when, as and if declared, will be paid on such next succeeding Business Day, unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day.

(c) Dividend Computation. The amount of the dividend per share of Series B for each Dividend Period (or portion thereof) in the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend per share of Series B for each Dividend Period (or portion thereof) in the Floating Rate Period will be calculated based on the actual number of days in the Dividend Period and a 360-day year.

(d) Dividends Non-cumulative. Dividends on shares of Series B shall not be cumulative. Holders of Series B shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series B shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series B as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(e) Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series B remains outstanding, unless dividends on all outstanding shares of Series B for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:

(i) any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

(ii) any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;

(iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

(v) any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.

This subsection (e) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.

If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series B, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series B or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series B and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series B and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series B or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of the immediately preceding sentence the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series B for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series B.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series B shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series B will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series B and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series B and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series B and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series B means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series B and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series B receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series B is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series B (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment Date on July 6, 2023 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment

Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series B shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series B are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series B without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.

(b) No Sinking Fund. The Series B will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series B will have no right to require redemption of any shares of Series B.

(c) Notice of Redemption. Notice of every redemption of shares of Series B shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B. Notwithstanding the foregoing, if the shares of Series B are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series B to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series B at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series B in proportion to the number of shares of Series B held by such holders or by lot or in such other manner as the Board of Directors (or a duly authorized committee of the Board of Directors) may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series B shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series B and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series B are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series B will have no voting rights except as set forth below or as otherwise from to time required by law.

(b) Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series B, or any other Voting Preferred Stock (as defined below), shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series B or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series B and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside) on the Series B and any other class or series of Voting Preferred Stock, the holders of the Series B and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series B at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series B so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series B in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series B;

(ii) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series B in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series B or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series B remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series B are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series B immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series B for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.

(d) Changes Permitted without Consent. Without the consent of the holders of the Series B, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series B, the Corporation may amend, alter, supplement or repeal any terms of the Series B:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series B that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series B that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series B will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series B shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series B to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(c) above if all outstanding shares of Series B are being redeemed with the proceeds from the sale of the stock to be authorized.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B may be listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series B will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.

Section 10. Other Rights. The shares of Series B will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series B shall not have any preemptive rights or conversion rights.

Section 11. Certificates. The Corporation may at its option issue shares of Series B without certificates.

Section 12. Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B” and this Section 12 may be omitted. If the Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Associate General Counsel and Secretary, this 22nd day of May, 2018.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Name:	Robin S. Elkowitz
Title:	Executive Vice President, Deputy
General Counsel and Secretary

Exhibit C

CERTIFICATE OF DESIGNATIONS

OF

6.375% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL

PREFERRED STOCK, SERIES C

OF

CITIZENS FINANCIAL GROUP, INC.

Pursuant to Section 151 of the

Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly called and held on October 18, 2018 in accordance with the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C”:

“RESOLVED, that pursuant to the resolutions of the Board of Directors adopted at a meeting duly called and held on October 18, 2018, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Board of Directors hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is “6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C” (“Series C”). Each share of Series C shall be identical in all respects to every other share of Series C, except that shares of Series C issued after October 25, 2018 (the “Original Issue Date”) may only be issued on a Dividend Payment Date and only if they are fungible with the shares of Series C issued on the Original Issue Date for tax purposes, and shall accrue dividends from the date they are issued.

Section 2. Number of Authorized Shares. The number of authorized shares of Series C shall initially be 300,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series C then outstanding) by the Board of Directors. Shares of Series C that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series C.

Section 3. Definitions. As used herein with respect to Series C:

(a) “Adjustments” has the meaning set forth in the definition of “Three-Month LIBOR.”

(b) “Alternative Rate” has the meaning set forth in the definition of “Three-Month LIBOR.”

(c) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.

(d) “Bloomberg BBAM1” has the meaning set forth in the definition of “Three-Month LIBOR.”

(e) “Board of Directors” has the meaning set forth in the Preamble.

(f) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(g) “Calculation Agent” means, at any time, the person or entity (which may be the Corporation or an affiliate of the Corporation) appointed by the Corporation and serving as calculation agent with respect to the Series C at such time (including any successor to such person or entity). The Bank of New York Mellon will be the calculation agent for the Series C as of the Original Issue Date.

(h) “Certificate of Designations” means this Certificate of Designations relating to the Series C, as it may be amended or supplemented from time to time.

(i) “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(k) “Corporation” has the meaning set forth in the Preamble.

(l) “Dividend Determination Date” means, with respect to a Dividend Period during the Floating Rate Period, the second London Banking Day prior to the beginning of such Dividend Period.

(m) “Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series C in the payment of current dividends, including the Series A and the Series B.

(n) “Dividend Payment Date” has the meaning set forth in Section 4(a).

(o) “Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series C) and continuing to but not including the next succeeding Dividend Payment Date.

(p) “DTC” means The Depository Trust Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fixed Rate Period” means the period commencing on and including the Original Issue Date and continuing to, but excluding, the Dividend Payment Date on April 6, 2024.

(s) “Floating Rate Period” means the period commencing on and including the Dividend Payment Date on April 6, 2024 and continuing to, but excluding, the first date, if any, as of which all shares of Series C have been redeemed.

(t) “IFA” has the meaning set forth in the definition of “Three-Month LIBOR.”

(u) “Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series C in the payment of dividends or in the distribution of assets on liquidation, dissolution or winding up of the Corporation.

(v) “Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).

(w) “LIBOR Event” has the meaning set forth in the definition of “Three-Month LIBOR.”

(x) “Liquidation Preference” has the meaning set forth in Section 5.

(y) “Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series C in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series A and the Series B.

(z) “London Banking Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

(aa) “Nonpayment” has the meaning set forth in Section 7(b).

(bb) “Original Issue Date” has the meaning set forth in Section 1.

(cc) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(dd) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series C, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series C, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series C, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series C then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series C is outstanding.

(ee) “Series A” means the Corporation’s 5.500% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A.

(ff) “Series B” means the Corporation’s 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B.

(gg) “Series C” has the meaning set forth in Section 1.

(hh) “Stated Amount” means, in respect of Series C, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).

(ii) “Three-Month LIBOR” means, for each Dividend Determination Date related to the Floating Rate Period, the rate determined by the Calculation Agent as follows:

(i) The rate for deposits in U.S. dollars having an index maturity of three months as such rate is displayed on Bloomberg on page BBAM1 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars) (“Bloomberg BBAM1”) as of 11:00 a.m., London time, on such Dividend Determination Date. If no such rate so appears, three-month LIBOR on such Dividend Determination Date will be determined in accordance with provision described in clause (ii) or (iii) below.

(ii) With respect to a Dividend Determination Date on which no rate is displayed on Bloomberg BBAM1 as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters for the offering of the Series C) in the London interbank market, as selected by the Corporation, and identified to the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having an index maturity of three months, commencing on the first day of the related Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Dividend Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in New York City, on such Dividend Determination Date by three major banks (which may include affiliates of the underwriters for the offering of the Series C) in New York City selected by the Corporation, and identified to the Calculation Agent, for loans in U.S. dollars to leading European banks, having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Corporation are not quoting as mentioned in this sentence, but a LIBOR Event (as defined below) has not occurred, Three-Month LIBOR determined as of a Dividend Determination Date shall be three-month LIBOR in effect on such Dividend Determination Date or, in the case of the first Dividend Period in the Floating Rate Period, the most recent Three-Month LIBOR that can be determined.

(iii) Notwithstanding clauses (i) and (ii) above, if the Corporation, in its sole discretion, determines that Three-Month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series C, and the Corporation has notified the Calculation Agent of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by the Corporation, a substitute for Three-Month LIBOR (the “Alternative Rate”) for each future Dividend Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-Month LIBOR. As part of such substitution, the Calculation Agent will, as directed by the Corporation, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Dividend Determination Dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if the Corporation determines that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-Month LIBOR, the Corporation may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Corporation, the Calculation Agent and the holders of Series C. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), Three-Month LIBOR determined as of a Dividend Determination Date shall be Three-Month LIBOR in effect on such Dividend Determination Date; provided, however, that if this sentence is applicable with respect to the first Dividend Determination Date related to the Floating Rate Period, the dividend rate, Business Day convention and manner of calculating dividends applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.

The establishment of Three-Month LIBOR for each Dividend Period by the Calculation Agent (including, for the avoidance of doubt, at the direction of the Corporation in the case of clause (iii)) or IFA, as applicable, shall (in the absence of manifest error) be final and binding. For the avoidance of doubt, any adjustments made pursuant to clause (iii) of the definition of “Three-Month LIBOR” shall not be subject to the vote or consent of the holders of the Series C.

(jj) “Transfer Agent” means the transfer agent with respect to the Series C, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.

(kk) “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series C as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series A and the Series B. Whether a plurality, majority or other portion of the shares of Series C and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.

Section 4. Dividends.

(a) Rate. Holders of Series C shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, non-cumulative cash dividends as follows:

(i) for each Dividend Period during the Fixed Rate Period, at an annual rate of 6.375% of the Stated Amount per share, payable quarterly in arrears on January 6, April 6, July 6 and October 6 of each year, beginning on January 6, 2019 and ending on April 6, 2024; and

(ii) for each Dividend Period during the Floating Rate Period, at an annual rate equal to Three-Month LIBOR for such Dividend Period plus a spread of 3.157% applied to the Stated Amount per share, payable quarterly in arrears on January 6, April 6, July 6 and October 6 of each year, beginning on July 6, 2024.

Each date on which dividends are payable pursuant to the foregoing clauses (i) and (ii), subject to adjustment as provided below, is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series C.

(b) Business Day Convention. If a day on or before April 6, 2024 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series C, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series C). If a day after April 6, 2024 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the shares of Series C, when, as and if declared, will be paid on such next succeeding Business Day, unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day.

(c) Dividend Computation. The amount of the dividend per share of Series C for each Dividend Period (or portion thereof) in the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend per share of Series C for each Dividend Period (or portion thereof) in the Floating Rate Period will be calculated based on the actual number of days in the Dividend Period and a 360-day year.

(d) Dividends Non-cumulative. Dividends on shares of Series C shall not be cumulative. Holders of Series C shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series C shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series C as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(e) Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series C remains outstanding, unless dividends on all outstanding shares of Series C for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:

(i) any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

(ii) any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;

(iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

(v) any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.

This subsection (e) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.

If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series C, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series C or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series C and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series C and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series C or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series C for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series C.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series C shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series C will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series C and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series C and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series C and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series C means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series C and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series C receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series C is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series C (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment Date on April 6, 2024 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series C shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series C are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series C without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.

(b) No Sinking Fund. The Series C will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C will have no right to require redemption of any shares of Series C.

(c) Notice of Redemption. Notice of every redemption of shares of Series C shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C. Notwithstanding the foregoing, if the shares of Series C are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series C at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series C to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series C at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series C in proportion to the number of shares of Series C held by such holders or by lot or in such other manner as the Board of Directors (or a duly authorized committee of the Board of Directors) may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series C shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series C and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series C are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series C will have no voting rights except as set forth below or as otherwise from to time required by law.

(b) Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series C, or any other Voting Preferred Stock (as defined below), shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series C or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series C and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside) on the Series C and any other class or series of Voting Preferred Stock, the holders of the Series C and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series C at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series C so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series C in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series C;

(ii) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series C in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series C or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series C remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series C are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series C immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series C for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.

(d) Changes Permitted without Consent. Without the consent of the holders of the Series C, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series C, the Corporation may amend, alter, supplement or repeal any terms of the Series C:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series C that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series C that is not inconsistent with the provisions of this Certificate of Designations, including, without limitation, to implement the terms of clause (iii) of the definition of “Three-Month LIBOR” following the occurrence of a LIBOR Event.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series C will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series C shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series C to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(c) above if all outstanding shares of Series C are being redeemed with the proceeds from the sale of the stock to be authorized.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series C (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series C may be listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series C as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series C will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.

Section 10. Other Rights. The shares of Series C will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series C shall not have any preemptive rights or conversion rights.

Section 11. Certificates. The Corporation may at its option issue shares of Series C without certificates. As long as DTC or its nominee is the registered owner of the Series C, DTC or its nominee, as the case may be, shall be considered the sole owner and holder of all shares of Series C for all purposes under the instruments governing the rights and obligations of holders of shares of Series C. If DTC discontinues providing its services as securities depositary with respect to the shares of Series C, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation shall either print and deliver certificates for the shares of Series C or provide for the direct registration of the Series C with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary), the Corporation shall print certificates for the shares of Series C and deliver such certificates to DTC or shall provide for the direct registration of the Series C with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series C:

a)	shall not be entitled to have such Series C registered in their names;

b)	shall not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series C; and

c)	shall not be considered to be owners or holders of the shares of Series C for any purpose under the instruments governing the rights and obligations of holders of shares of Series C.

Section 12. Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C” and this Section 12 may be omitted. If the Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Associate General Counsel and Secretary, this 24th day of October, 2018.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Name:	Robin S. Elkowitz
Title:	Executive Vice President, Deputy
General Counsel and Secretary

Exhibit D

CERTIFICATE OF DESIGNATIONS

OF

6.350% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL

PREFERRED STOCK, SERIES D

OF

CITIZENS FINANCIAL GROUP, INC.

Pursuant to Section 151 of the

Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

In accordance with the resolutions of the Board of Directors of the Corporation (the “Board of Directors”), adopted by unanimous written consent dated as of November 19, 2018, the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, a Pricing Committee of the Board of Directors, at a meeting duly called and held on January 22, 2019, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D”:

“RESOLVED, that pursuant to the resolutions of the Board of Directors adopted by unanimous written consent dated as of November 19, 2018, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Pricing Committee hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D” (“Series D”). Each share of Series D shall be identical in all respects to every other share of Series D, except that, shares of Series D issued after January 29, 2019 (the “Original Issue Date”) may only be issued on a Dividend Payment Date and only if they are fungible with the shares of Series D issued on the Original Issue Date for tax purposes, and shall accrue dividends from the date they are issued.

Section 2. Number of Authorized Shares. The number of authorized shares of Series D shall initially be 300,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series D then outstanding) by the Board of Directors. Shares of Series D that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series D.

Section 3. Definitions. As used herein with respect to Series D:

(a) “Adjustments” has the meaning set forth in the definition of “Three-Month LIBOR.”

(b) “Alternative Rate” has the meaning set forth in the definition of “Three-Month LIBOR.”

(c) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.

(d) “Bloomberg BBAM1” has the meaning set forth in the definition of “Three-Month LIBOR.”

(e) “Board of Directors” has the meaning set forth in the Preamble.

(f) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(g) “Calculation Agent” means, at any time, the person or entity (which may be the Corporation or an affiliate of the Corporation) appointed by the Corporation and serving as calculation agent with respect to the Series D at such time (including any successor to such person or entity). The Bank of New York Mellon will be the calculation agent for the Series D as of the Original Issue Date.

(h) “Certificate of Designations” means this Certificate of Designations relating to the Series D, as it may be amended or supplemented from time to time.

(i) “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(k) “Corporation” has the meaning set forth in the Preamble.

(l) “Dividend Determination Date” means, with respect to a Dividend Period during the Floating Rate Period, the second London Banking Day prior to the beginning of such Dividend Period.

(m) “Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series D in the payment of current dividends, including the Series A, the Series B and the Series C.

(n) “Dividend Payment Date” has the meaning set forth in Section 4(a).

(o) “Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series D) and continuing to but not including the next succeeding Dividend Payment Date.

(p) “DTC” means The Depository Trust Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fixed Rate Period” means the period commencing on and including the Original Issue Date and continuing to, but excluding, the Dividend Payment Date on April 6, 2024.

(s) “Floating Rate Period” means the period commencing on and including the Dividend Payment Date on April 6, 2024 and continuing to, but excluding, the first date, if any, as of which all shares of Series D have been redeemed.

(t) “IFA” has the meaning set forth in the definition of “Three-Month LIBOR.”

(u) “Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series D in the payment of dividends or in the distribution of assets on liquidation, dissolution or winding up of the Corporation.

(v) “Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).

(w) “LIBOR Event” has the meaning set forth in the definition of “Three-Month LIBOR.”

(x) “Liquidation Preference” has the meaning set forth in Section 5.

(y) “Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with Series D in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series A, the Series B and the Series C.

(z) “London Banking Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

(aa) “Nonpayment” has the meaning set forth in Section 7(b).

(bb) “Original Issue Date” has the meaning set forth in Section 1.

(cc) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(dd) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series D, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series D, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series D, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series D then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series D is outstanding.

(ee) “Series A” means the Corporation’s 5.500% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A.

(ff) “Series B” means the Corporation’s 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B.

(gg) “Series C” means the Corporation’s 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C.

(hh) “Series D” has the meaning set forth in Section 1.

(ii) “Stated Amount” means, in respect of Series D, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).

(jj) “Three-Month LIBOR” means, for each Dividend Determination Date related to the Floating Rate Period, the rate determined by the Calculation Agent as follows:

(i) The rate for deposits in U.S. dollars having an index maturity of three months as such rate is displayed on Bloomberg on page BBAM1 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars) (“Bloomberg BBAM1”) as of 11:00 a.m., London time, on such Dividend Determination Date. If no such rate so appears, three-month LIBOR on such Dividend Determination Date will be determined in accordance with provision described in clause (ii) or (iii) below.

(ii) With respect to a Dividend Determination Date on which no rate is displayed on Bloomberg BBAM1 as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters for the offering of the Series D) in the London interbank market, as selected by the Corporation, and identified to the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having an index maturity of three months, commencing on the first day of the related Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Dividend Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then Three-Month LIBOR on such Dividend Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in New York City, on such Dividend Determination Date by three major banks (which may include affiliates of the underwriters for the offering of the Series D) in New York City selected by the Corporation, and identified to the Calculation Agent, for loans in U.S. dollars to leading European banks, having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Corporation are not quoting as mentioned in this sentence, but a LIBOR Event (as defined below) has not occurred, Three-Month LIBOR determined as of a Dividend Determination Date shall be three-month LIBOR in effect on such Dividend Determination Date or, in the case of the first Dividend Period in the Floating Rate Period, the most recent Three-Month LIBOR that can be determined.

(iii) Notwithstanding clauses (i) and (ii) above, if the Corporation, in its sole discretion, determines that Three-Month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series D, and the Corporation has notified the Calculation Agent of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by the Corporation, a substitute for Three-Month LIBOR (the “Alternative Rate”) for each future Dividend Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-Month LIBOR. As part of such substitution, the Calculation Agent will, as directed by the Corporation, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Dividend Determination Dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if the Corporation determines that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-Month LIBOR, the Corporation may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Corporation, the Calculation Agent and the holders of Series D. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), Three-Month LIBOR determined as of a Dividend Determination Date shall be Three-Month LIBOR in effect on such Dividend Determination Date; provided, however, that if this sentence is applicable with respect to the first Dividend Determination Date related to the Floating Rate Period, the dividend rate, Business Day convention and manner of calculating dividends applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.

The establishment of Three-Month LIBOR for each Dividend Period by the Calculation Agent (including, for the avoidance of doubt, at the direction of the Corporation in the case of clause (iii)) or IFA, as applicable, shall (in the absence of manifest error) be final and binding. For the avoidance of doubt, any adjustments made pursuant to clause (iii) of the definition of “Three-Month LIBOR” shall not be subject to the vote or consent of the holders of the Series D.

(kk) “Transfer Agent” means the transfer agent with respect to the Series D, which shall be Computer share Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.

(ll) “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series D as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series A, the Series B and the Series C. Whether a plurality, majority or other portion of the shares of Series D and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.

Section 4. Dividends.

(a) Rate. Holders of Series D shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, non-cumulative cash dividends as follows:

(i) for each Dividend Period during the Fixed Rate Period, at an annual rate of 6.350% of the Stated Amount per share, payable quarterly in arrears on January 6, April 6, July 6 and October 6 of each year, beginning on April 6, 2019 and ending on April 6, 2024; and

(ii) for each Dividend Period during the Floating Rate Period, at an annual rate equal to Three-Month LIBOR for such Dividend Period plus a spread of 3.642% applied to the Stated Amount per share, payable quarterly in arrears on January 6, April 6, July 6 and October 6 of each year, beginning on July 6, 2024.

Each date on which dividends are payable pursuant to the foregoing clauses (i) and (ii), subject to adjustment as provided below, is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series D.

(b) Business Day Convention. If a day on or before April 6, 2024 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series D, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series D). If a day after April 6, 2024 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the shares of Series D, when, as and if declared, will be paid on such next succeeding Business Day, unless such day falls in the next calendar month, in which case the Dividend Payment Date will be brought forward to the immediately preceding day that is a Business Day.

(c) Dividend Computation. The amount of the dividend per share of Series D for each Dividend Period (or portion thereof) in the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend per share of Series D for each Dividend Period (or portion thereof) in the Floating Rate Period will be calculated based on the actual number of days in the Dividend Period and a 360-day year.

(d) Dividends Non-cumulative. Dividends on shares of Series D shall not be cumulative. Holders of Series D shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series D shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series D as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(e) Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series D remains outstanding, unless dividends on all outstanding shares of Series D for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:

(i) any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

(ii) any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;

(iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

(v) any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.

This subsection (e) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.

If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series D, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series D or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series D and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series D and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series D or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series D for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series D.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series D shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series D will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series D and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series D and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series D and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series D means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series D and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series D receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series D is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series D (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment Date on April 6, 2024 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series D shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series D are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series D without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.

(b) No Sinking Fund. The Series D will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series D will have no right to require redemption of any shares of Series D.

(c) Notice of Redemption. Notice of every redemption of shares of Series D shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series D designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D. Notwithstanding the foregoing, if the shares of Series D or any depositary shares representing interests in the Series D are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series D at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series D to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series D at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series D in proportion to the number of shares of Series D held by such holders or by lot. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series D shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series D and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series D are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series D will have no voting rights except as set forth below or as otherwise from to time required by law.

(b) Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series D, or any other Voting Preferred Stock (as defined below), shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series D or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series D or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series D and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following the Nonpayment shall have been fully paid.

If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment have been paid in full on the Series D and any other class or series of Voting Preferred Stock, the holders of the Series D and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series D together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series D or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series D are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series D at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series D so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series D in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series D;

(ii) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series D in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series D or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series D remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series D are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series D immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series D for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.

(d) Changes Permitted without Consent. Without the consent of the holders of the Series D, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series D, the Corporation may amend, alter, supplement or repeal any terms of the Series D:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series D that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series D that is not inconsistent with the provisions of this Certificate of Designations, including, without limitation, to implement the terms of clause (iii) of the definition of “Three-Month LIBOR” following the occurrence of a LIBOR Event.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series D will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series D shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series D to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(c) above if all outstanding shares of Series D are being redeemed with the proceeds from the sale of the stock to be authorized.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series D (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series D may be listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series D as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series D will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.

Section 10. Other Rights. The shares of Series D will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series D shall not have any preemptive rights or conversion rights.

Section 11. Certificates. The Corporation may at its option issue shares of Series D without certificates. If DTC or its nominee is the registered owner of the Series D, the following provisions of this Section 11 shall apply. If and as long as DTC or its nominee is the registered owner of the Series D, DTC or its nominee, as the case may be, shall be considered the sole owner and holder of all shares of Series D for all purposes under the instruments governing the rights and obligations of holders of shares of Series D. If DTC discontinues providing its services as securities depositary with respect to the shares of Series D, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation shall either print and deliver certificates for the shares of Series D or provide for the direct registration of the Series D with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary), the Corporation shall print certificates for the shares of Series D and deliver such certificates to DTC or shall provide for the direct registration of the Series D with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series D:

a) shall not be entitled to have such Series D registered in their names;

b) shall not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series D; and

c) shall not be considered to be owners or holders of the shares of Series D for any purpose under the instruments governing the rights and obligations of holders of shares of Series D.

Section 12. Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D” and this Section 12 may be omitted. If the Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Associate General Counsel and Secretary, this 23rd day of January, 2019.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Name:	Robin S. Elkowitz
Title:	Executive Vice President, Deputy
General Counsel and Secretary

Exhibit E

CERTIFICATE OF DESIGNATIONS

OF

5.000% FIXED-RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK,

SERIES E

OF

CITIZENS FINANCIAL GROUP, INC.

Pursuant to Section 151 of the

Delaware General Corporation Law

Citizens Financial Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

In accordance with the resolutions of the Board of Directors of the Corporation (the “Board of Directors”) adopted on October 17, 2019, the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and applicable law, a Pricing Committee of the Board of Directors, at a meeting duly called and held on October 21, 2019, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E”:

“RESOLVED, that pursuant to the resolutions of the Board of Directors on October 17, 2019, the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the Pricing Committee hereby establishes a series of Preferred Stock, par value $25.00 per share, of the Corporation and fixes and determines the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preference thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is “5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E” (“Series E”). Each share of Series E shall be identical in all respects to every other share of Series E, except that shares of Series E issued after October 28, 2019 (the “Original Issue Date”) may only be issued on a Dividend Payment Date and only if they are fungible with the shares of Series E issued on the Original Issue Date for tax purposes, and shall accrue dividends from the date they are issued.

Section 2. Number of Authorized Shares. The number of authorized shares of Series E shall initially be 450,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series E then outstanding) by the Board of Directors. Shares of Series E that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series E.

Section 3. Definitions. As used herein with respect to Series E:

(a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.

(b) “Board of Directors” has the meaning set forth in the Preamble.

(c) “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(d) “Certificate of Designations” means this Certificate of Designations relating to the Series E, as it may be amended or supplemented from time to time.

(e) “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(f) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(g) “Corporation” has the meaning set forth in the Preamble.

(h) “Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series E in the payment of current dividends, including the Series A, the Series B, the Series C and the Series D.

(i) “Dividend Payment Date” has the meaning set forth in Section 4(a).

(j) “Dividend Period” means each period from and including a Dividend Payment Date (except that the initial Dividend Period shall commence on and include the Original Issue Date of the Series E) and continuing to but not including the next succeeding Dividend Payment Date.

(k) “DTC” means The Depository Trust Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Junior Stock” means any class or series of stock of the Corporation (including the Common Stock) that ranks junior to the Series E in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(n) “Junior Stock Sinking Fund Payment” has the meaning set forth in Section 4(e).

(o) “Liquidation Preference” has the meaning set forth in Section 5.

(p) “Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series E in the distribution of assets on liquidation, dissolution or winding up of the Corporation, including the Series A, the Series B, the Series C and the Series D.

(q) “Nonpayment” has the meaning set forth in Section 7(b).

(r) “Original Issue Date” has the meaning set forth in Section 1.

(s) “Preferred Stock Directors” has the meaning set forth in Section 7(b).

(t) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Board of Governors of the Federal Reserve System and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series E, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series E, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series E, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of $1,000 per share of Series E then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series E is outstanding.

(u) “Series A” means the Corporation’s 5.500% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A.

(v) “Series B” means the Corporation’s 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B.

(w) “Series C” means the Corporation’s 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C.

(x) “Series D” means the Corporation’s 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D.

(y) “Series E” has the meaning set forth in Section 1.

(z) “Stated Amount” means, in respect of Series E, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).

(aa) “Transfer Agent” means the transfer agent with respect to the Series E, which shall be Computershare Trust Company, N.A. as of the Original Issue Date, and its successor, including any successor transfer agent appointed by the Corporation.

(bb) “Voting Preferred Stock” means any other class or series of preferred stock of the Corporation ranking equally with the Series E as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable, including the Series A, the Series B, the Series C and the Series D. Whether a plurality, majority or other portion of the shares of Series E and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the Stated Amounts of the shares voted.

Section 4. Dividends.

(a) Rate. Holders of Series E shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), but only out of funds legally available therefor, non-cumulative cash dividends at an annual rate of 5.000% of the Stated Amount per share, payable quarterly in arrears, on January 6, April 6, July 6 and October 6 of each year, beginning on January 6, 2020.

Each date on which dividends are payable pursuant to the foregoing is a “Dividend Payment Date”, and dividends for each Dividend Payment Date are payable with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, in each case to holders of record on the 15th calendar day before such Dividend Payment Date or such other record date not more than 30 nor less than 10 days preceding such Dividend Payment Date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series E.

(b) Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the shares of Series E, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of Series E).

(c) Dividend Computation. The amount of the dividend per share of Series E for each Dividend Period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(d) Dividends Non-cumulative. Dividends on shares of Series E shall not be cumulative. Holders of Series E shall not be entitled to receive any dividends not declared by the Board of Directors (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Holders of the Series E shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series E as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(e) Priority of Dividends and Redemption and Repurchase of Junior Stock. So long as any share of Series E remains outstanding, unless dividends on all outstanding shares of Series E for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, (i) no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any Junior Stock, (ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of Junior Stock (a “Junior Stock Sinking Fund Payment”), and (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:

(i) any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock as a result of (x) a reclassification of Junior Stock for or into other Junior Stock, (y) the exchange or conversion of one share of Junior Stock for or into other Junior Stock or another share of Junior Stock or (z) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

(ii) any Junior Stock Sinking Fund Payment, or any purchase, redemption or other acquisition of shares of Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (y) a dividend reinvestment or stockholder stock purchase plan;

(iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

(v) any dividend paid on Junior Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock.

This subsection (e) shall not restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.

If the Board of Directors (or a duly authorized committee of the Board of Directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Series E, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series E or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series E and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series E and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series E or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph the Board of Directors (or a duly authorized committee of the Board of Directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series E for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series E.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any funds legally available therefor, and the shares of Series E shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series E will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment (but without regard to any undeclared dividends) (the “Liquidation Preference”).

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series E and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series E and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series E and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation other than the Series E means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series E and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series E receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series E is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series E (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the Dividend Payment Date on January 6, 2025 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Stated Amount, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. The redemption price for any shares of Series E shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series E are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series E without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.

(b) No Sinking Fund. The Series E will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series E will have no right to require redemption of any shares of Series E.

(c) Notice of Redemption. Notice of every redemption of shares of Series E shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series E designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E. Notwithstanding the foregoing, if the shares of Series E or any depositary shares representing interests in the Series E are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series E at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series E to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on such shares will cease to accrue on the redemption date.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series E at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series E in proportion to the number of shares of Series E held by such holders or by lot. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board of Directors) shall have full power and authority to prescribe the terms and conditions on which shares of Series E shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series E and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series E are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and thereafter the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series E will have no voting rights except as set forth below or as otherwise from to time required by law.

(b) Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of the Series E, or any other Voting Preferred Stock (as defined below), shall have not been declared and paid for the equivalent of three semi-annual or six full quarterly Dividend Payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board Of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series E or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series E or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law. These voting rights will continue until dividends on the shares of the Series E and any such series of Voting Preferred Stock for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following the Nonpayment shall have been fully paid.

If and when dividends for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment have been paid in full on the Series E and any other class or series of Voting Preferred Stock, the holders of the Series E and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least two consecutive semi-annual or four consecutive quarterly Dividend Periods, as applicable, following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series E together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series E and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series E or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series E are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of Series E at the time outstanding, voting together as a single class with any other series of Preferred Stock entitled to vote thereon, to the exclusion of all other series of Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation, Amended and Restated Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation, the Amended and Restated Bylaws, or this Certificate of Designations that would alter or change the voting powers, preferences or special rights of the Series E so as to affect them adversely; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series E in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series E;

(ii) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking prior to Series E in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series E or (y) a merger or consolidation of the Corporation with another entity (whether or not a corporation), unless in each case (A) the shares of Series E remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series E are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series E immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described in (i) through (iii) above would adversely affect one or more but not all series of Voting Preferred Stock (including the Series E for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of each series that will have a diminished status.

(d) Changes Permitted without Consent. Without the consent of the holders of the Series E, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series E, the Corporation may amend, alter, supplement or repeal any terms of the Series E:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series E that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series E that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series E will be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Sections, all outstanding shares of Series E shall have been redeemed, or shall have been called for redemption on proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series E to effect such redemption, in each case pursuant to Section 6 above, unless in the case of a vote or consent required pursuant to clause (ii) of Section 7(c) above if all outstanding shares of Series E are being redeemed with the proceeds from the sale of the stock to be authorized.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series E (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Amended and Restated Bylaws, applicable law and any national securities exchange or other trading facility on which the Series E may be listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series E as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series E will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Amended and Restated Bylaws or by applicable law.

Section 10. Other Rights. The shares of Series E will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation. The holders of Series E shall not have any preemptive rights or conversion rights.

Section 11. Certificates. The Corporation may at its option issue shares of Series E without certificates. If DTC or its nominee is the registered owner of the Series E, the following provisions of this Section 11 shall apply. If and as long as DTC or its nominee is the registered owner of the Series E, DTC or its nominee, as the case may be, shall be considered the sole owner and holder of all shares of Series E for all purposes under the instruments governing the rights and obligations of holders of shares of Series E. If DTC discontinues providing its services as securities depositary with respect to the shares of Series E, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation shall either print and deliver certificates for the shares of Series E or provide for the direct registration of the Series E with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary), the Corporation shall print certificates for the shares of Series E and deliver such certificates to DTC or shall provide for the direct registration of the Series E with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series E:

a)	shall not be entitled to have such Series E registered in their names;

b)	shall not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series E; and

c)	shall not be considered to be owners or holders of the shares of Series E for any purpose under the instruments governing the rights and obligations of holders of shares of Series E.

Section 12. Restatement of Certificate. On any restatement of the Certificate of Incorporation of the Corporation, Section 1 through Section 11 of this Certificate of Designations shall be included in the Certificate of Incorporation under the heading “5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E” and this Section 12 may be omitted. If the Board of Directors so determines, the numbering of Section 1 through Section 11 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robin S. Elkowitz, its Executive Vice President, Deputy General Counsel and Secretary, this 22nd day of October, 2019.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Name:	Robin S. Elkowitz
Title:	Executive Vice President, Deputy
General Counsel and Secretary